Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 22, 2011 relating to the September 30, 2011 and 2010 financial statements of Next Fuel, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/S/WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 29, 2012